Exhibit 32

Certifications of Chief Executive Officer and Chief Financial Officer
pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-KSB of Integrated Performance Systems, Inc. (the "Company") for the period ended July 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we the undersigned officers of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: October 13, 2006	/s/ BRAD JACOBY
Brad Jacoby
President and Chief Executive Officer

Date: October 13, 2006	/s/ BRAD J. PETERS
Brad J. Peters
Chief Financial Officer